Exhibit 10.1

December 7, 2023

Holder of Warrants to Purchase Common Shares issued on May 1, 2023

Re:	Amendment to Existing Warrants and Inducement for Exercise

Dear Holder:

Reference is hereby made to the existing warrants (the “Existing Warrants”) to purchase up to 1,625,487 common shares, par value $0.0001 per share (the “Common Shares”) of Altamira Therapeutics Ltd. (the “Company”), issued by the Company to the undersigned holder (the “Holder”) on May 1, 2023.

This letter agreement (this “Agreement”) confirms that, in consideration for the agreements contained herein, the Company hereby temporarily amends, effective from the date and time of execution hereof until 12:59 PM ET on December 14, 2023 (such period, the “Exercise Window”), the Existing Warrants by reducing the Exercise Price (as defined therein) of the Existing Warrants from time to time during such period to an amount with respect to each exercise of Existing Warrants during such Exercise Window (the “Reduced Exercise Price”) equal to 90% of the daily trading volume weighted average price for Common Shares on the NASDAQ stock exchange on the trading day following the date of each such exercise upon which settlement of such exercise occurs (a “Settlement Day”) measured commencing at the time of such settlement, in each case converted into Swiss Francs at the midpoint of the interbank exchange rate shown by UBS on such Settlement Day at 4:00 pm Central European Time per Common Share (the “Warrant Amendment”); provided that following the end of the Exercise Window the Exercise Price will revert to its original amount in effect immediately prior to the execution of this Agreement.

In addition, within 3 Trading Days (as defined in the Existing Warrants) after the end of the Exercise Window, the Company shall issue and deliver to the Holder additional warrants using the same form as the Existing Warrants (the “New Warrants”) to purchase 2 Common Shares for each Common Share that the Holder receives upon any exercises for cash of Existing Warrants during the Exercise Window, provided that (i) the initial exercise price of such New Warrants shall be the volume weighted average of the Reduced Exercise Prices paid by the Holder upon such exercises, if any, (ii) equal portions (i.e. two portions of 50% each) of such New Warrants will be exercisable for (A) six months from their date of issuance and (B) two years from their date of issuance, respectively and (iii) such New Warrants will contain a customary beneficial ownership blocker at the 9.99% ownership level.

As soon as practicable (and in any event within 15 calendar days) after the end of the Exercise Window, the Company shall file a registration statement on Form F-3 (or other appropriate form) providing for the resale by the Holder of the Common Shares issued and issuable upon exercise of any New Warrants issued under this Agreement. The Company shall use best efforts to cause such resale registration statement to become effective within 60 days following the filing date (or, in the event of a “full review” by the SEC, the 90th calendar day following the filing date) and to keep the registration statement effective at all times until the earlier of (1) the date as of which the Holder may sell such Common Shares without restriction or limitation pursuant to Rule 144 under the U.S. Securities Act of 1933, as amended, and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) or (2) the date on which the Holder no longer owns any such Common Shares.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALTAMIRA THERAPEUTICS LTD.

By:
Name:
Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

[Signature Page to CYTO Warrant Amendment and Inducement Agreement]